Exhibit 99.5


                [Letterhead of Morgan Stanley & Co. Incorporated]

Fort Howard Corporation
1919 South Broadway
P.O. Box 19130
Green Bay, Wisconsin 54307

Members of the Board of Directors:

                  We hereby consent to the inclusion in the Registration Statement on Form S-4 of James River Corporation of Virginia ("James River") relating to the proposed merger of James River Delaware, Inc. with Fort Howard Corporation, of our opinion letter, dated May 4, 1997, included as Appendix G in the Joint Proxy Statement-Prospectus which is a part of the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          /s/ Bruce D. Fiedorek
                                          -------------------------------

June 26, 1997